GODFREY & KAHN, S.C.
                   ATTORNEYS AT LAW
                780 North Water Street
              Milwaukee, Wisconsin  53202
       Phone (414) 273-3500  Fax (414) 273-5198


                              January 17, 1997


O.R.I. Funds, Inc.
233 North Michigan Avenue, Suite 1807
Chicago, Illinois  60601

Gentlemen:

     We have acted as your counsel in connection with the sale by you of an indefinite number of shares of O.R.I. Funds, Inc. (the "Company") common stock, $0.01 par value (the "Shares") in the manner set forth in the Company's most recent Post-Effective Amendment to its Registration Statement on Form N-1A (the "Registration
Statement"). This opinion relates to the filing by you of Form 24F-2 (the "Form") made pursuant to Rule 24f-2 promulgated under the Investment Company Act of 1940, as amended. In such Form you have reported the sale during the fiscal year ended November 30, 1996 of an aggregate of 198,811 shares of the Company's common stock made in reliance on Rule 24f-2.

     In connection with this opinion, we have examined:
(a) the Articles of Incorporation and By-Laws of the Company, (b) the Form dated January 15, 1997, (c) corporate proceedings relative to the authorization for issuance of the Company's Shares, (d) the Company's
Registration Statement and (e) such other proceedings, documents, certificates and records as we have deemed necessary to enable us to render the following opinion.

     Based on the foregoing, we are of the opinion that the Shares sold in the fiscal year ended November 30, 1996, in reliance upon registration pursuant to Rule
24f-2 and in the manner set forth in the Company's registration statement, were legally issued, fully paid and nonassessable. As to matters of fact relevant to such opinion, we have relied upon the Form and statements of officers and representatives of the Company and others.

     We consent to the filing of this opinion with the Form referred to above. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.
This opinion is furnished to you solely for your benefit and may not be relied upon by any other person without our prior written consent.

                              Very truly yours,

                              /s/ Godfrey & Kahn, S.C.

                              GODFREY & KAHN, S.C.